090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20170279366-73
Barbara K. Cegavske	Filing Date and Time
Secretary of State	06/29/2017 8:00 AM
State of Nevada	Entity Number
	C11841-1992

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:
IMEDICOR, INC.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: June 30, 2017 Time: 12:00 P.M. PCT
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

iMEDICOR, INC.

The undersigned hereby certifies as follows:

1. He is the duly elected President of iMedicor, Inc., a Nevada Corporation (the "Corporation").

2. The Articles of Incorporation of the Corporation were filed with the Nevada Secretary of State on November 2, 1992. The Articles of Incorporation provided that the name of the corporation was E & M Management, Inc.

3. On July 24, 2009 the Corporation filed a Certificate of Amendment of the Corporation's Articles of Incorporation changing the name of the Corporation to iMedicor, Inc.

4. As of June 30, 2017 upon the recommendation of the Board of Directors of the Corporation, these Amended and Restated Articles of Incorporation were adopted and approved by the stockholders of the Corporation pursuant to Section 78.320 of the Nevada General Corporation Law. Stockholders holding shares of the Corporation's Common Stock were entitled to vote on these Amended and Restated Articles of Incorporation, with adoption and approval of these Amended and Restated Articles of Incorporation requiring the affirmative vote of not less than a majority of the voting power of the Corporation. The holders of shares of Common Stock, constituting a majority of the voting power of the Corporation consented to the adoption and approval of these Amended and Restated Articles of Incorporation. These Amended and Restated Articles of Incorporation change the name of the Corporation from iMedicor, Inc. to iCoreConnect Inc.

5. The Articles of Incorporation, as amended to the date of this certificate, are hereby amended and restated as follows:

ARTICLE I

The name of the Corporation is iCoreConnect Inc.

ARTICLE II

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of

the State of Nevada, as amended from time to time. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges, which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

3.1 Authorized Capital Stock. The aggregate number of shares of stock that the Corporation shall have authority to issue is six hundred ten million (610,000,000) shares, consisting of six hundred million (600,000,000) shares of common stock, $0.001 par value per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, $0.001 par value per share (the "Preferred Stock").

3.2 Preferred Stock. The Corporation may have more than one class or series of Preferred Stock. The Board of Directors is vested with the authority to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. If more than one class or series of Preferred Stock is authorized, the resolution of the Board of Directors passed pursuant to this provision of the Articles of Incorporation must prescribe a distinguishing designation for each class and series. The voting powers, designations, preferences, limitations, restrictions1 relative rights and distinguishing designation of each class or series of Preferred Stock must be described in the resolution of the Board of Directors before the issuance of that class or series.

3.3 Common Stock. Except as provided in the resolution or resolutions of the Board of Directors creating any class or series of Preferred Stock, each share of Common Stock issued and outstanding shall be identical in all respects, one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time such dividend is declared. Except as may be provided by law, the holder and equally all the assets and funds of the Corporation which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

3.4 Assessment of Shares. The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

3.5 Registered Stockholders. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares_ The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

ARTICLE IV

4.1 Directors. The governing board of the Corporation shall be known as the Board of Directors, and its members shall be known as directors. The exact number of directors shall be fixed from time to time as provided in the bylaws of the Corporation.

4.2 Increase or Decrease of Directors. The minimum and maximum number of directors of the Corporation may be increased or decreased from time to time as provided in the bylaws of the Corporation.

4.3 Removal of Directors. The stockholders may remove one or more Directors, with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose or one of the purposes, of the meeting is removal of the Director or Directors. The stockholders may fill the vacancy created thereby.

4.4 Vacancies on Board of Directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. Except as provided in Section 4.3, t h e stockholders may fill a vacancy only if there are no Directors in office.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

In furtherance, and not in limitation of the powers confined by statute, the Board of Directors is expressly authorized as follows:

(i) Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the Corporation.

(ii) To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(iii) By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of *the*

business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

(iv) When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deem expedient and for the best interest of the Corporation.

ARTICLE VII

7.1 Stockholder Actions. Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a stockholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Whenever applicable corporate law permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

7.2 Special Meetings of Stockholders. So long as this Corporation is a public company, special meetings of the stockholders of the Corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons other than by a person or persons who shall constitute a group for purposes of section 13(d) of the Securities Exchange Act, as amended, and who shall hold in the aggregate not less than a majority of the issued and outstanding voting power entitled to vote at a meeting called for that purpose.

7.3 Quorum for Meetings of Stockholders. Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders.

7.4 Location of Meetings. Meetings of the stockholders may be held outside the State of Nevada, if the bylaws so provide.

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon, stockholders herein are granted subject to this reservation.

ARTICLE IX

9.1 Limits on Liability. No Director or, to the extent specified from time to time by the Board of Directors, officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 General Corporation Law. No amendment or repeal of this Article applies to or has any effect on the liability or alleged liability of any Director or officer of this Corporation for or with respect to any acts or omissions of the Director or officer occurring prior to the amendment or repeal, except as otherwise required by law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article shall also be deemed to be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law.

9.2 Limits on Indemnification. The Corporation shall indemnify its officers and directors to the full extent permitted by the laws of the State of Nevada. However, such indemnity shall not apply if the director (a) did not act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the Corporation, and (b) with respect to any criminal action or proceeding, had reasonable cause to believe the director's conduct was unlawful. The Corporation shall advance expenses for such person s pursuant to the terms set forth in the bylaws, or in a separate Board of Directors resolution or contract The Corporation may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to the laws of the State of Nevada to the extent the Board of Directors deems advisable.

9.3 Authorization. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. The Board of Directors is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

9.4 Effect of Amendment. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE X

The books of the Corporation may be kept (subject to any provisions contained in applicable corporate law) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

ARTICLE XI

These Amended and Restated Articles of Incorporation shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned, President of the Corporation, for the purpose of amending and restating the Articles of Incorporation of the Corporation, hereby makes, files and records these Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the Corporation and that the facts stated herein are true as of this 30th day of June, 2017.

iMEDICOR, INC.

x Robert McDermott

Robert McDermott, CEO/ President

SECRETARY OF STATE

NEVADA STATE BUSINESS LICENSE

ICORECONNECT INC.

Nevada Business Identification # NV19921067331

Expiration Date: November 30, 2017

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 29, 2017

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.

July 7, 2017

FLORIDA DEPARTMENT OF STATE
Division of Corporations

ICORE CONNECT INC.
13506 SUMMERPORT PARKWAY
160
WINDERMERE, FL 34786

Re: Document Number P13000060489

The Articles of Amendment to the Articles of Incorporation of IMEDICOR INC which changed its name to ICORE CONNECT INC., a Florida corporation, were filed on July 6, 2017.

This document was electronically received and filed under FAX audit number H17000177172.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Rebekah White
Regulatory Specialist II
Division of Corporations

Letter Number: 217A00013741